UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 30, 2006

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 30, 2006, Stein Mart, Inc. (“Stein Mart”) entered into an Amended and Restated Supply Agreement (the “Agreement”) with DSW Inc. (“DSW”).

Under the terms of the Agreement, DSW will be the exclusive supplier of shoes (the “Merchandise”) to all Stein Mart stores that have shoe departments. DSW currently supplies Merchandise to certain Stein Mart stores. DSW will own the Merchandise until the Merchandise is sold to the customer. The net revenue generated from the sale of the Merchandise will be shared consistent with the current agreement between the parties. The Agreement terminates on December 31, 2009, but will automatically extend for another three years in the event that neither party gives notice of its intent not to renew.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Amended and Restated Supply Agreement, dated May 30, 2006, between DSW Inc. and Stein Mart, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: June 5, 2006	By:	/s/ James G. Delfs
James G. Delfs
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1 Amended and Restated Supply Agreement, dated May 30, 2006, between DSW Inc. and Stein Mart, Inc.